                                                                   EXHIBIT 10.43

                                 NCO GROUP, INC.
                           2004 EQUITY INCENTIVE PLAN

                         RESTRICTED STOCK UNIT AGREEMENT
                         -------------------------------

Award Date:  _________

Grantee:  ____________

         The Grantee named above is hereby granted an Award of Restricted Stock Units ("Units") effective as of the Award Date set forth above by NCO Group, Inc. ("Corporation") in accordance with the following terms and conditions, and the provisions of the NCO Group, Inc. 2004 Equity Incentive Plan, as amended from time to time ("Plan"). All capitalized terms used and not defined herein shall have the respective meanings given to them in the Plan.

         1. Unit Award. The Corporation hereby awards the Grantee ______ Units pursuant to the Plan and upon the terms and conditions, and subject to the restrictions, therein and hereinafter set forth. Each Unit represents the right to receive one share (a "Share") of common stock, no par value per share of the Corporation ("Common Stock"), subject to adjustment as provided in Section 13 below. A copy of the Plan as currently in effect is available to the Grantee from the Corporation upon request and is incorporated herein by reference. If no Effective Date (as defined in Section 2) has occurred prior thereto, this Award shall expire and be of no further force or effect on the earlier of (i) the date that the Grantee has a Status Change other than by reason of death or Permanent Disability or (ii) the close of business on October 26, 2015. If this Award has expired, then no Shares or Dividend Equivalents shall be issuable hereunder.

         2. Issuance of Shares. The Shares then issuable under the Units represented by this Agreement shall be issuable effective as of the earlier of:

                  (a) subject to Section 3 below, the achievement of the performance targets identified in Exhibit "A", attached hereto and incorporated by reference herein ("Performance Target Distribution Event");

                  (b) the date that the Grantee has a Status Change by reason of death or Permanent Disability ("Death or Disability Distribution Event"); or

                  (c) a Change in Control ("Change in Control Distribution Event").

         The effective date as of which the Shares are issuable by reason of a Performance Target Distribution Event (or in lieu thereof if applicable, Deferred Effective Date or Amended Deferred Effective Date as defined below), Death or Disability Distribution Event, or Change in Control Distribution Event is referred to as the "Effective Date." The Grantee shall be considered the holder of the Shares represented by the Units evidenced by this Award effective as of the Effective Date. The Corporation shall cause its transfer agent to issue a certificate representing the Shares as soon as practicable after the Effective Date to the Grantee or to his estate, in the event of an Effective Date by reason of a death.

         Subject to the restrictions set forth in the Plan, the Committee shall have the authority, in its sole discretion, to accelerate the time at which the Shares shall be issued whenever the Committee may determine that such action is appropriate by reason of changes in applicable tax or other laws, or other changes in circumstances occurring after the Award Date, provided that no such acceleration with respect to a Grantee shall be permitted in the event that it would cause a failure to comply with Code Section 409A.

         The Corporation shall not be required to deliver any Shares under the Plan prior to (a) the admission of such Shares to listing on the Nasdaq Stock Market or any stock exchange on which the Shares of Common Stock may then be listed, and (b) the completion of such registration or other qualification of such Shares under any state or federal law, rule or regulation, as the Committee shall determine necessary or advisable.

         3. Deferral of Issuance of Shares.

         This Section 3 and the terms of the NCO Group, Inc. Deferred Compensation Plan which are incorporated by reference herein shall be applicable only if the Grantee has timely executed and delivered a duly completed Deferral Election as defined below.

                  (a) The Grantee may elect to defer the Effective Date by reason of a Performance Target Distribution Event to a date that is no later than the tenth (10th) anniversary of the Award Date with respect to all, and not less than all, of the Shares issuable under the Units represented by this Agreement by executing the Restricted Stock Unit Executive Deferred Compensation Election ("Deferral Election"), attached hereto and incorporated by reference herein, and delivering that Deferral Election to the Chief Financial Officer of the Corporation no later than the earlier of thirty (30) days after the Award Date or the date designated by the Committee. In the event that the foregoing execution and delivery requirements are not met, no change in the Effective Date by reason of a Performance Target Distribution Event shall be in effect. If the Grantee has entered into an effective Deferral Election and the deferral provided for therein applies, the date set forth therein ("Deferred Effective Date") shall be the Effective Date with respect to the Grantee and replace the Performance Target Distribution Event as an Effective Date. An election made in a Deferral Election shall be irrevocable, except as provided herein.

                  (b) Subject to the requirements of Code Section 409A, the acceptance by the Committee, and the tenth (10th) anniversary of the Award Date deferral limit set forth in Section 3(a) above, the Grantee shall be permitted to make a one-time additional deferral of the Deferred Effective Date by executing and delivering an amended Deferral Election to the Chief Financial Officer of the Corporation which (i) may not be effective until twelve (12) months after the date on which the election is made, (ii) in the case of an election related to a payment by reason of separation from service (as defined in Code Section 409A and guidance issued thereunder) other than by reason of death or disability, as defined below, fixed date payment, or Change in Control Event as defined in Code Section 409A and the guidance issued thereunder, the first payment with respect to which such election is made must be deferred for a period of not less than five (5) years from the date such payment would otherwise have been made, and (iii) any election related to a fixed date payment may not be made less than 12 months prior to the date of the first scheduled payment. If an additional deferral election applies, the date set forth therein ("Amended Deferred Effective Date") shall be the Effective Date with respect to the Grantee and replace the Deferred Effective Date described in the prior election as an Effective Date. Disability means unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

                  (c) In the event an "Unforeseeable Emergency" as defined below occurs with respect to the Grantee on or after the Performance Target Distribution Event, the Grantee may request that the Corporation issue to him such number of Shares issuable under the Units that is reasonably needed to satisfy his Unforeseeable Emergency. If such a request is granted, which action is in the sole discretion of the Compensation Committee, the Grantee shall be issued only such number of Shares as the Compensation Committee deems necessary to meet the Unforeseeable Emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, but a distribution shall not be made to the extent that the Unforeseeable Emergency may be relieved through insurance or other reimbursement or otherwise, or liquidation of other assets of the Grantee to the extent such liquidation would not itself cause severe financial hardship. The Deferred Effective Date or Amended Deferred Effective Date, as applicable, shall be deemed to have been attained with regard to the number of Shares issuable under the Units that is issued to satisfy his Unforeseeable Emergency. The number of Shares issuable under the Units represented by this Agreement shall be adjusted accordingly. An Unforeseeable Emergency shall be deemed to involve only circumstances of severe financial hardship to the Grantee resulting from a sudden and unexpected illness or accident of the Grantee, the Grantee's spouse, or of a dependent (as defined in Section 152 of the Internal Revenue Code of 1986, as amended) of the Grantee, loss of the Grantee's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Grantee.

                  (d) In the event that any deferral is finally determined by a court or agreement with the Internal Revenue Service to be then income taxable to the Grantee prior to any distribution event hereunder, the Grantee shall notify the Corporation of the final determination of taxability and provide all information as may be reasonably requested by the Corporation. In such an event on or after the Performance Target Distribution Event, the Corporation may issue the Shares issuable under the Units to the Grantee as soon as practicable.

                  (e) Notwithstanding anything contained herein to the contrary, in the event that a Grantee has deferred the issuance of the Shares issuable under the Units represented by the Agreement, no acceleration of the time or schedule of any payment shall be permitted except as provided under Code Section 409A.

         4. Cash Dividends on Shares Issuable under the Units. In the event that: (a) one or more cash dividends, if any, is paid with regard to a Share issuable under a Unit on or after the Award Date and prior to the issuance of such Share to the Grantee and (b) the Grantee becomes entitled to receive the Share issuable under the Unit, the Corporation shall pay to the Grantee, in cash, an amount equal to such cash dividends ("Dividend Equivalents") at the same time that the Share issuable under the Unit is issued to the Grantee. Notwithstanding the foregoing to the contrary, if a Share is issued by reason of an Unforeseeable Emergency as provided in Section 3 (d) above, the Dividend Equivalents that relate to that Share shall not be paid until the last Share issuable under the Units under this Agreement is issued to the Grantee. No interest shall be paid with regard to such Dividend Equivalents.

         5. Restrictions on Transfer and Restricted Period. During the period commencing on the Award Date and terminating on the Effective Date ("Restricted Period"): (a) the Units, Grantee's rights under this Award or the Plan, and the Dividend Equivalents may not be sold, assigned, anticipated, alienated, hypothecated, transferred, pledged, advanced or otherwise encumbered by the Grantee in any manner other than a transfer by will or under the laws of descent and distribution, (b) the Shares issuable under the Units, the Units and the Dividend Equivalents shall not be subject to attachment, garnishment or seizure for the payment of any debts or judgments of the Grantee or any payee and (c) the Shares issuable under the Units, the Units and the Dividend Equivalents shall not be transferred by operation of law in the event of bankruptcy, insolvency or otherwise.

         6. Interest of Grantee in Shares Issuable under the Units, Units and Dividend Equivalents. The Grantee shall not acquire any property interest in the Shares issuable under the Units, the Units, the Dividend Equivalents, or any other asset of the Corporation, his right being limited to the Corporation's contractual promise to issue the Shares issuable under the Units and pay the Dividend Equivalents, if any, pursuant to the terms of the Plan and this Agreement. To the extent that the Grantee or his estate is entitled to receipt of the Shares issuable under the Units and if applicable, Dividend Equivalents, such right shall be no greater than the right of any unsecured general creditor of the Corporation. The Corporation's promise is not funded or secured in any way. The Corporation shall not be obligated to purchase or maintain any asset, and any reference to Common Stock or investments is solely for the purpose of computing the amounts payable to the Grantee. The Units and Dividend Equivalents, if applicable, shall be for bookkeeping purposes only and shall not represent a claim against any specified assets of the Corporation. Neither this Agreement nor any action taken pursuant to the terms of this Agreement shall be considered to create a fiduciary relationship between the Corporation and the Grantee or any other person, or to establish a trust in which the assets of the Corporation or any Affiliate are beyond the claims of any unsecured creditor of the Corporation or any Affiliate.

         7. Provision for Taxes. The Corporation may make such provisions and take such actions as it may deem necessary or appropriate for the withholding of any taxes which a payee is required by any law or regulation of any governmental authority, whether federal, state, or local, to withhold in connection with any issuance of the Shares issuable under the Units and payment of Dividend Equivalents under the Plan and this Agreement, including, but not limited to, the withholding of Shares or appropriate sums from any amount otherwise payable to the Grantee or in the event of the death of the Grantee, to the estate of the Grantee. Each payor shall be responsible for the payment of all individual tax liabilities with respect to any Share issuable under the Units and paid Dividend Equivalents.

         8. Securities Laws. This Section 8 shall be applicable if, on the Award Date, the Common Stock subject to such Award has not been registered under the Securities Act of 1933, as amended, and under applicable state securities laws, and shall continue to be applicable for so long as such registration has not occurred.

         The Grantee hereby agrees, warrants and represents that Grantee is acquiring the Units and Shares to be issued pursuant to this Agreement for Grantee's own account for investment purposes only, and not with a view to, or in connection with, any resale or other distribution of any of such Units or Shares, except as hereafter permitted. The Grantee further agrees that Grantee will not at any time make any offer, sale, transfer, pledge or other disposition of such Units or Shares to be issued hereunder without an effective registration statement under the Securities Act of 1933, as amended, and under any applicable state securities laws or an opinion of counsel acceptable to the Corporation to the effect that the proposed transaction will be exempt from such registration. The Grantee shall execute such instruments, representations, acknowledgments and agreements as the Corporation may, in its sole discretion, deem advisable to avoid any violation of federal, state, local or securities exchange rule, regulation or law.

         The certificates for the Shares to be issued pursuant to this Agreement shall bear the following securities legend ("Securities Legend"):

         The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under applicable state securities laws. The shares have been acquired for investment and may not be offered, sold, transferred, pledged or otherwise disposed of without an effective registration statement under the Securities Act of 1933, as amended, and under any applicable state securities laws or an opinion of counsel acceptable to the Corporation that the proposed transaction will be exempt from such registration.

         The Securities Legend shall be removed upon registration of the legended shares under the Securities Act of 1933, as amended, and under any applicable state laws or upon receipt of any opinion of counsel acceptable to the Corporation that said registration is no longer required.

         The sole purpose of the agreements, warranties, representations and legend set forth in this Section is to prevent violations of the Securities Act of 1933, as amended, and any applicable state securities laws.

         9. Status Change. If the Grantee has a Status Change during the Restricted Period by reason of death or Permanent Disability and prior to the Performance Target Distribution Event without regard to any deferral thereof, all Units held by the Grantee at the time of such Status Change and Dividend Equivalents, if any, shall automatically become free of all restrictions and conditions, shall be fully vested in the Grantee and the Shares shall be issued and Dividend Equivalents paid, as applicable. If the Grantee has a Status Change during the Restricted Period which, for this sentence, shall be deemed to have ended on the Performance Target Distribution Event without regard to any deferral thereof, other than by reason of death or Permanent Disability, all Units and Dividend Equivalents, if any, held by the Grantee at the time of such Status Change shall be forfeited automatically and the Award canceled as of the date of such Status Change. For clarification, if the Grantee has a Status Change other than by reason of death or Permanent Disability at any time on or after the Performance Target Distribution Event, but has a Deferral Election in effect at such time, all Units held by the Grantee at the time of such Status Change and Dividend Equivalents, if any, shall be issued and Dividend Equivalents paid, as applicable, at the time provided for in the Deferral Election.

         10. No Rights as a Shareholder. This Agreement represents only the right to receive the Shares and if applicable, Dividend Equivalents, and until the Effective Date with regard to a Share, the Grantee shall have no rights hereunder as a shareholder of the Corporation with regard to that Share. Without limiting the generality of the foregoing, until the Effective Date with regard to a Share, the Grantee shall have no right to vote the Share represented by the Unit or to receive dividends declared thereon except the Dividend Equivalents as provided in Section 4 above.

         11. Limitation of Rights. The establishment of this Agreement, any modification thereof, the creation of an account, or the payment of any benefit shall not be construed as giving the Grantee, his estate, or any other person whomsoever, any legal or equitable right against the Corporation, unless such right shall be specifically provided for in this Agreement. Nothing in this Agreement shall limit the right of the Corporation or any of its Affiliates to terminate the Grantee's service as an officer, employee, director or otherwise or impose upon the Corporation or any of its Affiliates any obligation to employ or accept the services of the Grantee.

         12. Limitation of Liability. Notwithstanding anything in this Agreement to the contrary, neither the Corporation nor any individual acting as employee or agent of the Corporation shall be liable to the Grantee or other person for any claim, loss, liability or expense incurred in connection with this Agreement. The Corporation does not undertake any responsibility to the Grantee for the tax consequences of the Grantee's election to defer or otherwise under this Agreement.

         13. Adjustments for Changes in Capitalization of the Corporation. In the event of any stock dividend, stock split, combination or exchange of equity securities, merger, consolidation, recapitalization, reorganization, divestiture or other distribution (other than ordinary cash dividends) of assets to shareholders, or any other event affecting the Common Stock that the Committee deems, in its sole discretion, to be similar circumstances, the Committee may make such adjustments as it may deem appropriate, in its sole discretion, to the number and kind of Shares issuable under each Unit.

         14. Change in Control. Notwithstanding anything in this Agreement to the contrary, in the event of a Change in Control prior to the Performance Target Distribution Event without regard to any deferral thereof, all Units held by the Grantee at the time of such Change in Control and Dividend Equivalents, if any, shall automatically become free of all restrictions and conditions, shall become fully vested in the Grantee and the Shares shall be issued and Dividend Equivalents paid, if any, to the Grantee.

         15. Plan and Plan Interpretations Controlling. The Units hereby awarded and the terms and conditions herein set forth are subject in all respects to the terms and conditions of the Plan, which are controlling. All determinations and interpretations by the Committee shall be binding and conclusive upon the Grantee or Grantee's legal representatives with regard to any question arising hereunder or under the Plan.

         16. Tax Consequences. Grantee has reviewed with Grantee's own tax advisors the federal, state, local and foreign tax consequences of this Award and the transactions contemplated by this Agreement. Grantee is relying solely on such advisors and not on any statements or representations of Corporation or any of its agents. Grantee understands that Grantee (and not Corporation) shall be responsible for Grantee's own tax liability that may arise as a result of this Award or the transactions contemplated by this Agreement. Grantee understands that Section 83 of the Internal Revenue Code of 1986, as amended (the "Code"), taxes (as ordinary income) the fair market value of the Units as of the date any "restrictions" on the Units lapse and the Shares are issued. To the extent that a grant hereunder is not otherwise an exempt transaction for purposes of Section 16(b) of the Securities and Exchange Act of 1934 (the "1934 Act"), with respect to officers, directors and 10% shareholders, a "restriction" on the Shares includes for these purposes the period after the grant of the Shares during which such officers, directors and 10% shareholders could be subject to suit under Section 16(b) of the 1934 Act.

         17. Entire Understanding; Amendment; Choice of Law. This Agreement together with the Plan and the Deferral Election, if any, constitutes the entire understanding between the Corporation and the Grantee with respect to the subject matter hereof and no amendment, supplement or waiver of this Agreement, in whole or in part, shall be binding upon the Corporation unless in writing and signed by the Chief Executive Officer of the Corporation. This Agreement and the performances of the parties hereunder shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania without giving effect to principles of conflicts of law, except where preempted by Federal law.

         18. Change in Law. In the event that the Grantee enters into an effective Deferral Election and the Corporation determines that any change in applicable law may operate to impact the intent of the Deferral Election to provide for the deferral of the Shares issuable under the Units, and if applicable, payment of Dividend Equivalents, the Corporation may amend this Agreement in writing without the consent of the Grantee and in its sole discretion to include or modify such provisions that it deems appropriate to preserve to the extent possible the intent of this Agreement. The Corporation shall provide any such amendment to the Grantee.

         19. Gender and Number. Whenever any word is used herein in the masculine, feminine or neuter gender, it shall be construed as though it were also used in another gender in all cases where it would so apply, and whenever any word is used herein in the singular or plural form, it shall be construed as though it was also used in the other form in all cases where it would so apply.

         20. Headings. The headings in the various sections in this Agreement are for convenience of reference only and are not to be construed as part of this Agreement.

         21. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Corporation, its successors and assigns, and to the Grantee, his heirs, executors, personal representatives, successors and assigns.

         22. Grantee Acceptance. The Grantee shall signify Grantee's acceptance of the terms and conditions of this Agreement by signing in the space provided below.

         23. Electronic Delivery Consent. By signing and returning this Restricted Stock Unit Agreement, the Grantee consents to receiving the Section 10(a) prospectus to the Plan and any amendments or supplements thereto and any documents required to be delivered therewith, including a copy of the Corporation's Form 10-K or Annual Report to Shareholders commencing with the fiscal year ended December 31, 2003, by email at the email address maintained for the Grantee by the Corporation as set forth below. The Grantee further acknowledges that he may revoke this consent in whole by providing written notice to the Chief Financial Officer of the Corporation.

         IN WITNESS WHEREOF, the parties hereto have caused this Restricted Stock Unit Agreement to be executed on this 26th day of October, 2005.

                                       NCO GROUP, INC.

                                       By: /s/ Michael J. Barrist
                                           -----------------------------------
                                           Name: Michael J. Barrist
                                           Title: President and CEO

                                       GRANTEE:


                                       ---------------------------------------


                                       (E-Mail Address)
                                       ----------------

                                       ---------------------------------------
                                       (Street Address)


                                       ---------------------------------------
                                       (City, State & Zip Code)

                                 NCO GROUP, INC.
                           2004 EQUITY INCENTIVE PLAN

                         RESTRICTED STOCK UNIT AGREEMENT
                         -------------------------------

                                    EXHIBIT A
                                    ---------



PERFORMANCE TARGET: Achievement by NCO Group, Inc. of an average return on invested capital ("ROIC") of 8.25% for any Rolling Three-Year Period. ROIC is defined as (i) income from continuing operations after adding back interest expense (net of taxes) divided by (ii) the sum of average long-term debt plus average minority interest plus average redeemable preferred stock plus average shareholders' equity. Rolling Three-Year Period means the period of three successive fiscal years of NCO Group, Inc. The first such Rolling Three-Year Period shall begin on January 1, 2005 and end on December 31, 2007. The last such Rolling Period shall begin on January 1, 2012 and end on December 31, 2014. The Grantee must be employed on the date that the Performance Target is met in order to be vested in the Units as of such date. The Compensation Committee shall make all determinations of whether the Performance Target has been met (and the Performance Target shall not be treated as having been satisfied prior to the date on which the Compensation Committee actually makes its determination as to whether the Performance Target has been met) and all such determinations thereof from time to time shall be conclusive and binding on the Grantee.